                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (SEC File Nos. 333-47343 and 333-67147).

                                                             ARTHUR ANDERSEN LLP

         San Antonio, Texas
         March 30, 1999